H08000229419 3

ARTICLES OF INCORPORATION

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
08 OCT -3 PM 12:05

Article I. Name

The name of this Florida corporation is:

PLANETSWATER USA, HOLDINGS, INC.

Article II. Address

The mailing address of the Corporation is:

4205 West Atlantic Ave., #301
Delray Beach, FL 33445

Article III. Registered Agent

The name and address of the registered agent of the Corporation is:

Kenneth L. Minerley, Esq.
Bloch, Minerley & Fein, P.L.
980 N. Federal Highway, Suite 412
Boca Raton, FL 33432

Article IV. Board of Directors

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Kenneth L. Minerley, Esq., Florida Bar No. 521840
Bloch, Minerley & Fein, P.L.
980 N. Federal Highway, Suite 412
Boca Raton, FL 33432
(561) 362-6699

H08000229419 3

Article V. Capital Stock

The Corporation shall have the authority to issue 1,000 shares of common stock, par value $.01 per share.

Article VI. Incorporator

The name and address of the incorporator is:

Kenneth L. Minerley, Esq.
Bloch, Minerley & Fein, P.L.
980 N. Federal Highway, Suite 412
Boca Raton, FL 33432

Article VII. Corporate Existence

These Articles of Incorporation shall become effective and the corporate existence will begin on 10-3, 2008.

The undersigned incorporator executed these Articles of Incorporation on 10-3, 2008.

KENNETH L. MINERLEY

Kenneth L. Minerley, Esq., Florida Bar No. 521840
Bloch, Minerley & Fein, P.L.
980 N. Federal Highway, Suite 412
Boca Raton, FL 33432
(561) 362-6699

H08000229419 3

CERTIFICATION OF DESIGNATION
REGISTERED AGENT/OFFICE

CORPORATION

PLANETSWATER USA, HOLDINGS, INC.

REGISTERED AGENT/OFFICE

Kenneth L. Minerley, Esq.
Bloch, Minerley & Fein, P.L.
980 N. Federal Highway, Suite 412
Boca Raton, FL 33432

I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.

KENNETH L. MINERLEY

Date: 10-3, 2008

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
08 OCT -3 PM 12:05

Kenneth L. Minerley, Esq. Florida Bar No. 521840
Bloch, Minerley & Fein, P.L.
980 N. Federal Highway, Suite 412
Boca Raton, FL 33432
(561) 362-6699

H08000229419 3